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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-90762 of Environmental Remediation Holding Corporation on Form S-8 of our report dated December 18, 2002 appearing in the Annual Report on Form 10-K of Environmental Remediation Holding Corporation for the year ended September 30, 2002.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
    Pannell Kerr Forster of Texas, P.C.

Houston, Texas
December 30, 2002

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INDEPENDENT AUDITORS' CONSENT